Exhibit 10(dd)

EXECUTIVE STRATEGIC INCENTIVE PLAN

1. Purpose

This document sets forth the Executive Strategic Incentive Plan applicable to certain employees of Eaton Corporation plc (the “Company”) and its directly or indirectly controlled subsidiaries (the Company and such subsidiaries being referred to herein collectively as “Eaton”), including those Eaton executives whose long-term incentive compensation for any taxable year the Committee (as hereinafter defined) anticipates would not be deductible due to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This plan, as amended and restated, is hereinafter referred to as the “Plan”.

The purpose of the Plan is to promote the growth and profitability of Eaton through the granting of incentives intended to motivate Eaton executives to achieve demanding long-term corporate objectives and to attract and retain executives of outstanding ability.

2. Administration

The Plan shall be administered by the Compensation and Organization Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company. The Committee shall be comprised exclusively of three or more directors selected by the Board who are not employees and who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Code. The Committee will approve the goals, participation eligibility, target bonus awards, actual bonus awards, timing of payments and other actions necessary to the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

3. Eligibility

Any Eaton executive designated by the Committee in its sole discretion shall be eligible to participate in the Plan.

4. Incentive Targets, Maximum Awards, Award Periods, Objectives and Payments

(A) Establishment of Incentive Targets and Conversion to Phantom Share Units

Individual Incentive Targets for each participant with respect to each Plan Award Period (as defined below) shall be established in writing by the Committee within the first 90 days of the Award Period. Participant incentive targets will be expressed in the form of Phantom Share Units (with one unit being equal to one ordinary share of the Company) which will be determined by: (a) first establishing the Individual Incentive Target in cash for each participant with respect to each Award Period and (b) then dividing such Individual Incentive Target by the average of the mean prices for the Company's ordinary shares for the first twenty (20) trading days of each Award Period. In all cases, the resulting Phantom Share Units shall be rounded up to the nearest 50 whole units. For purposes of the Plan, “mean price” shall be the mean of the highest and lowest selling prices for Company ordinary shares quoted on the New York Stock Exchange on the relevant trading day. Notwithstanding the foregoing provisions of this Section 4(A), the Committee may, in its sole discretion, use a different method for valuing Phantom Share Units or for establishing incentive targets for participants under the Plan, but in no event may the final award be greater than the maximum specified in Section 4(B).

(B) Maximum Number of Phantom Share Units

No employee may receive an award in any Plan Award Period of more than 200,000 Phantom Share Units, subject to adjustment pursuant to Section 6.

(C) Award Periods

Each Award Period shall be the four-calendar year period commencing as of the first day of the calendar year in which the performance objectives are established for the Award Period as described in Sections 4(D) and (E). A new Award Period shall commence as of the first day of each calendar year, unless otherwise specified by the Committee.

(D) Establishment of Company Performance Objectives

No later than March 30 of the first year of each Award Period, applicable threshold, target, and maximum Company performance objectives for such Award Period shall be established in writing by the Committee.

(E) Performance Objectives

(i) The performance objectives shall consist of objective tests based on one or more of the following: the Company's earnings, cash flow, cash flow return on gross capital, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, operating earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the above-listed performance criteria.

(ii) Award Periods may overlap one another, although no two performance periods may consist solely of the same calendar years. Performance objectives may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance objectives may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance objectives.

(iii) When the Performance Objectives for any Award are established, the formula for any award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss, and will be based on accounting rules and related Company accounting policies and practices in effect on the date of the award.

(F) Determination of Payments

For each Award Period, Final Individual Phantom Share Unit Awards may range from 0% to 200% of the Phantom Share Units credited under Section 4(A), depending upon achievement of the applicable performance objectives and other conditions as described in Section 7. The Final Individual Phantom Share Unit Award shall be converted to cash at a market value of Company ordinary shares as determined by the average of the mean prices for the Company's ordinary shares for the final twenty (20) trading days of the Award Period, and distributed to the participant no later than March 15 of the year following the award period, unless the participant has made an irrevocable election to defer all or part of the amount of his or her award pursuant to any applicable long term incentive compensation deferral plan adopted by the Committee or Eaton. Each participant will be credited with a dividend equivalent amount equal to the aggregate dividends paid during the Award Period on a number of Company ordinary shares equal to the number of Phantom Share Units finally awarded to the participant for that Award Period. The dividend equivalent amount will be paid to the participant in cash at the time the Award is paid.

Awards shall be paid under the Plan for any Award Period solely on account of the attainment of the performance objectives established by the Committee with respect to such Award Period. The method to determine the Award shall be stated in terms of objective formulas that preclude discretion to increase the amount of the award that would otherwise be due upon attainment of the goal. No provision of the Plan shall preclude the Committee from exercising negative discretion to reduce the amount of any award hereunder.

5. Prorata Payments

Awards shall be contingent on continued employment by Eaton during each Award Period; provided, however, that this requirement will not apply in the event of termination of employment by reason of death or disability (as determined by the Committee), but only if and to the extent it will not prevent any award payable hereunder from qualifying as “performance-based compensation” under Section 162(m) of the Code. In the event of termination of employment of a participant for the reasons stated in this Section 5 during any incomplete Award Periods, awards for such Award Periods shall be prorated for the amount of service during each Award Period and shall be payable to the participant (or his or her estate) at the same time as awards for such Award Periods are paid to all other participants and subject to the same requirements for attainment of the specified Performance Objectives as apply to such other participants' awards.

6. Other Provisions

(A) Adjustments upon Certain Changes

In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or similar event affecting shares of the Company, the following shall be equitably adjusted: (a) the number of outstanding awards denominated in Phantom Share Units, (b) the prices relating to outstanding awards, and (c) the appropriate fair market value and other price determinations for such awards.

(B) Change of Control Defined

For purposes of the Plan, a Change of Control of the Company shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding ordinary shares of the Company (the “Outstanding Company Ordinary Shares”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Company, (y) any acquisition by the Company, or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding ordinary shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding ordinary shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(C) Non-Transferability

No right to payment under the Plan shall be subject to debts, contract liabilities, engagements or torts of the participant, nor to transfer, anticipation, alienation, sale, assignment, pledge or encumbrance by the participant except by will or the law of descent and distribution or pursuant to a qualified domestic relations order.

(D) Awards Subject to Compensation Recovery Policy

Notwithstanding any other provision of the Plan to the contrary, awards granted under the Plan are subject to reduction, cancellation or reimbursement pursuant to any applicable Eaton compensation recovery policy, as in effect from time to time. Eaton's current policy, adopted by the Board, provides that, if the Board determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board.

(E) Compliance with Law and Approval of Regulatory Bodies

No payment shall be made under the Plan except in compliance with all applicable laws and regulations including, without limitation, compliance with tax requirements.

(F) No Right to Employment

Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ of Eaton, or shall in any way affect Eaton's right and power to terminate the employment of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as Eaton might have done if the Plan had not been adopted.

(G) Interpretation of the Plan

Headings are given to the sections of the Plan solely as a convenience to facilitate reference; such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

(H) Amendment and Termination

The Committee may at any time suspend, amend or terminate the Plan. Notwithstanding the foregoing, upon the occurrence of a Change of Control, no amendment, suspension or termination of the Plan shall, without the consent of the participant, alter or impair any rights or obligations under the Plan with respect to such participant.

7. Qualified Performance-Based Awards

(A) The provisions of the Plan are intended to ensure that all awards granted hereunder to any individual who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) qualify for the Section 162(m) exception (the “Section 162(m) Exception”) for performance-based compensation (a “Qualified Performance-Based Award”), and all awards and the Plan shall be interpreted and operated consistent with that intention.

(B) Each Qualified Performance-Based Award shall be earned, vested and payable (as applicable) only upon the achievement of one or more performance objectives, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Qualified Performance-Based Awards may not be amended, nor may the Committee exercise discretionary authority in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exception.

(C) The Committee shall certify in writing as to the measurement of performance by the Company and the business units relative to Performance Objectives and the resulting number of earned Phantom Share Units. The Committee shall rely on such financial information and other materials as it deems necessary and appropriate to enable it to certify to the achievement of Performance Objectives. The Committee shall make its determination not later than March 15 following the end of the Award Period.

8. Effective Dates of the Plan

The Plan was originally adopted by the Board of Directors of Eaton Corporation on April 24, 1991 but with an effective date of January 1, 1991. The Plan was amended and restated as of June 21, 1994, July 25, 1995, April 21, 1998, April 1, 1999, January 1, 2001 (which includes changes which affect Awards granted on or after January 1, 1998) and January 23, 2008, and the Plan was last approved by the shareholders of Eaton Corporation on April 23, 2008. The Plan was assumed by the Company, as amended and restated by the Committee, effective as of February 27, 2013, subject to approval by the shareholders of the Company with respect to Awards granted under the Plan for Award Periods beginning on or after January 1, 2013.

9. Shareholder Approval and Committee Certification Contingencies; Payment of Awards.

Awards and payment of any awards under the Plan for Award Periods beginning on or after January 1, 2013 shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) at the annual meeting of the shareholders held in 2013. Unless and until such shareholder approval is obtained, no award shall be paid pursuant to the Plan for any such Award Period. Payment of any award under the Plan shall also be contingent upon the Committee's certifying in writing that the performance objectives and any other material terms applicable to such award were in fact satisfied, in accordance with applicable regulations under Section 162(m) of the Code. Unless and until the Committee so certifies, such award shall not be paid.

To the extent necessary for purposes of Section 162(m) of the Code, the Plan shall be resubmitted to shareholders for reapproval in 2018 (and every five years thereafter), with respect to awards payable for the tax year commencing immediately after the year of each such reapproval.

If the shareholders do not approve the Plan, payments that would have been made pursuant to any awards granted by the Committee that were contingent upon receipt of such approval will not be made. Nothing in the Plan shall preclude the Committee from making any payments or granting any awards outside the Plan whether or not such payments or awards qualify for tax deductibility under Section 162(m) of the Code.